                           OFFER TO PURCHASE FOR CASH
                           ALL SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                             WHITTAKER CORPORATION
                                       AT
                              $28.00 NET PER SHARE
                                       BY
                            MEGGITT ACQUISITION INC.
                      AN INDIRECT WHOLLY-OWNED SUBSIDIARY
                                       OF
                                  MEGGITT PLC

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        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
       NEW YORK CITY TIME, ON JULY 13, 1999 UNLESS THE OFFER IS EXTENDED.
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                                                                   June 15, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated June 15, 1999 (the 'Offer to Purchase'), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the 'Offer') in connection with the offer by Meggitt Acquisition Inc., a Delaware corporation ('Purchaser') and an indirect wholly-owned subsidiary of Meggitt PLC, a public limited company incorporated under the laws of England and Wales ('Parent'), to purchase for cash all shares of common stock, par value $0.01 per share (the 'Shares'), of Whittaker Corporation, a Delaware corporation (the 'Company'), at a purchase price of $28.00 per Share net to you in cash (the 'Share Price'). The Offer also is being made for all shares of Series D Participating Convertible Preferred Stock, par value $1.00 per share (the 'Preferred Shares'), of the Company, at a purchase price of $9,142.87 per Preferred Share, net to the seller in cash. WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The offer price is $28.00 per Share net to you in cash, without interest.

          2. The Offer is being made for all outstanding Shares and all outstanding Preferred Shares.

          3. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (each as defined in the Offer to Purchase), and has unanimously determined that the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and unanimously recommends that the stockholders accept the Offer and tender their Shares and Preferred Shares pursuant to the Offer.

          4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on July 13, 1999, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares and Preferred Shares which, together with any Shares or Preferred Shares beneficially owned by Parent, constitutes at least a majority of the then outstanding Shares on a fully-diluted basis.
     The Offer is also subject to the other conditions set forth in the Offer to Purchase. See the Introduction and Sections 1, 14 and 15 of the Offer to Purchase.

          6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attachment to this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Share certificates for, or of Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Shares, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)), and any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering stockholders at the same time, and will depend upon when Share certificates or Book-Entry Confirmations of such Shares are received into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase).

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
                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO PURCHASE
                           ALL SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                             WHITTAKER CORPORATION
                                       AT
                          $28.00 NET PER SHARE IN CASH

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated June 15, 1999 and the related Letter of Transmittal in connection with the Offer by Meggitt Acquisition Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Meggitt PLC, a public limited company incorporated under the laws of England and Wales, to purchase for cash all shares of common stock, par value $0.01 per share (the 'Shares'), and all shares of Series D Participating Convertible Preferred Stock, par value $1.00 per share, of Whittaker Corporation, a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered*

 ................................................ Shares

Dated:  ......................................... , 1999  ........................................................

                                                          ........................................................
                                                                                SIGNATURE(S)

                                                          ........................................................

                                                          ........................................................
                                                                               PRINT NAME(S)

                                                          ........................................................

                                                          ........................................................
                                                                                ADDRESS(ES)

                                                          ........................................................
                                                                       AREA CODE AND TELEPHONE NUMBER

                                                          ........................................................
                                                                      TAX ID OR SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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